UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009

EBIX, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

On May 19, 2009, Ebix, Inc. (“Ebix” or the “Company”) signed a binding agreement to acquire Facts Services, Inc, (“FACTS”) effective May 1, 2009. Pursuant to the terms of this agreement, on May 19, 2009, Ebix paid FACTS shareholders $6.5 million for all of FACTS’ stock. FACTS, with principal offices in Miami, Florida, is a leading provider of fully automated software solutions for healthcare payers specializing in claims processing, employee benefits, and managed care. FACTS products are available in either an ASP or self-hosted model. The Company intends to combine the FACTS operations with its Pittsburgh health services division operating under the name of EbixHealth.

Ebix funded the acquisition with internal resources using available cash reserves.

In accordance with Rule 3-05 of Regulation S-X the business acquisition of FACTS has been determined not to be significant to Ebix’s consolidated financial position or results of operations.

A copy of the press release, dated May 20, 2009, announcing the acquisition of FACTS is attached to this Form 8-K, as Exhibit 99.1.

Item 9.01 Exhibits

99.1: Press Release, dated May 20, 2009, as issued by Ebix, Inc. (re: the FACTS acquisition)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert Kerris

Robert Kerris
Chief Financial Officer
and Corporate Secretary

May 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 20, 2009, as issued by Ebix, Inc. (re: the FACTS acquisition)